                                                                    EXHIBIT 10.2

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is dated as of June 18, 1999 and is made by and between SUPERCONDUCTOR TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION ("Bank").

                                   WITNESSETH:

        WHEREAS, Borrower has requested Bank to provide a revolving credit facility to Borrower in an aggregate principal amount not to exceed $2,500,000.00; and

        WHEREAS, the revolving credit facility shall be used for general and corporate working capital purposes; and

        WHEREAS, Bank is willing to provide such credit upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.      CERTAIN DEFINITIONS

        1.1     Certain Definitions.

                In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                Accounts shall mean all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 15% or more of any class of the voting or other equity interests of such Person, or (iii) 15% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                Annual Statements shall have the meaning assigned to that term in Section 5.1.8.1.

                Authorized Officer shall mean those individuals, designated by written notice to Bank from Borrower, authorized to execute notices, reports and other documents on behalf of Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to Bank.

                Base Rate shall mean the interest rate per annum announced from time to time by Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by Bank.

                Borrower shall mean Superconductor Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware.

                Borrower's Books shall mean all of Borrower's books and records including, without limitation: ledgers, records concerning Borrower's assets or liabilities, business operations or financial condition; and all computer programs, or tape files and the equipment containing such information.

                Borrowing Base means an amount equal to (I) eighty percent (80%) of Eligible Accounts PLUS (II) $500,000 until December 31, 1999, after which the Borrowing Base shall be as set forth in (i) above.

                Borrowing Date shall mean, with respect to any Revolving Credit Loan, the date for the making thereof, which shall be a Business Day.

                Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

                Cash Flow from Operations for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of Borrower for such period determined and in accordance with GAAP.

                Closing Date shall mean June 18, 1999 or, the date upon which all the conditions specified in Section 7 have been satisfied or waived.

                Collateral shall mean the UCC Collateral and the Intellectual Property Collateral.

                Commitment shall mean an extension of credit in an amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

                Commitment Fee shall have the meaning assigned to that term in
Section 2.2.

                Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by Borrower, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by Borrower, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Person in connection therewith, and (iv) any other consideration given or obligation incurred by Borrower in connection therewith.

                Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

                Eligible Accounts means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in the Security Agreement; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment, in accordance with Bank policy and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

                (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts, except with respect to account debtors that have been approved by Bank in writing to exceed the aforementioned percentage;

                (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

                (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof, except for those Accounts of the United States or any department, agency or instrumentality thereof as to which the payee has assigned its rights to payment thereof to Bank and the assignment has been acknowledged, pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

                (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

                (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower;

                (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                (j) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

                Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

                Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                Event of Default shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

                Expiration Date shall mean, with respect to the Revolving Credit Commitment, July 1, 2000.

                Financial Projections shall have the meaning assigned to that term in Section 5.1.8.2.

                GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                Historical Statements shall have the meaning assigned to that term in Section 5.1.8(i).

                Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                Intellectual Property Collateral shall mean all of the property described in the Intellectual Property Security Agreement.

                Interim Statements shall have the meaning assigned to that term in Section 5.1.8.1.

                Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other material agreements among Borrower and its employees.

                Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                Loan Documents shall mean this Agreement, the Warrant, the Note, the Intellectual Property Security Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                Loan Request shall have the meaning given to such term in
Section 2.3.

                Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of Borrower taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of Borrower taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of Bank, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                Note shall mean the Revolving Credit Note.

                Notices shall have the meaning assigned to that term in Section 8.7.

                Obligation shall mean any obligation or liability of Borrower or Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Note or any other Loan Document.

                Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                Intellectual Property Security Agreement shall mean the Intellectual Property Security Agreement in substantially the form of Exhibit A executed and delivered by Borrower to Bank.

                Permitted Acquisitions shall have the meaning assigned to such term in Section 7.2.6.

                Permitted Investments shall mean:

                (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                (b) commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

                (d) any investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy has been approved by Bank;

                (e) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                (f) investments accepted in connection with transactions permitted by Section 7.2.7;

                (g) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

                (h) deposit accounts of Borrower in which Bank has a Lien prior to any other lien.

                Permitted Liens shall mean:

                (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are either not yet due and payable or being contested in good faith or Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business and Liens of landlords securing obligations to pay lease payments that are not in default;

                (d) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                (f) Liens, security interests and mortgages in favor of Bank;

                (g) Liens on property leased by Borrower under capital and operating leases permitted in Section 7.2.15 securing obligations of Borrower to the lessor under such leases;

                (h) Any Lien existing on the date of this Agreement and described on Schedule 1, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                (i) Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $3,500,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
Schedule 1); and

                (j) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of Borrower to perform its Obligations hereunder or under the other Loan Documents:

                (k) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                (l) Liens resulting from final judgments or orders described in
Section 8.1.6; or

                (m) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a lessor, licensor under any lease or license subject to the limitations found in Sections 7.2.1, 7.2.7 and 7.2.15 hereof.

                Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                Plan shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

                PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

                Potential Default shall mean any event or condition which with notice, passage of time or a determination by Bank would constitute an Event of Default.

                Principal Office shall mean the main banking office of Bank in Pittsburgh, Pennsylvania.

                Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

                Property shall mean all real property, both owned and leased, of Borrower.

                Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to Borrower or deferred payments by such Borrower for the purchase of such tangible personal property.

                Quick Assets shall mean, as of any applicable date, the cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of Borrower.

                Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                Regulation U shall mean Regulation U, T, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by Bank to Borrower pursuant to Section 2.1.

                Revolving Credit Note shall mean the Revolving Credit Note of Borrower in the form of Exhibit B evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding.

                Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                Security Agreement shall mean the Security Agreement in substantially the form of Exhibit C executed and delivered by Borrower to Bank.

                Shares shall have the meaning assigned to that term in the Warrant.

                Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time, directly or indirectly owned by such Person or one or more of such Person's Subsidiaries.

                Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of Borrower as of such date determined in accordance with GAAP.

                UCC Collateral shall mean the property of Borrower in which security interests are to be granted under the Security Agreement.

                Uniform Commercial Code shall have the meaning assigned to that term in Section 5.1.15.

                Warrant shall mean a warrant in favor of Bank to purchase securities of Borrower substantially in the form of Exhibit D.

        1.2     Construction.

                Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                1.2.1   Number; Inclusion.

                References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                1.2.2   Documents Taken as a Whole.

                The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                1.2.3   Headings.

                The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                1.2.4   Implied References to this Agreement.

                Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                1.2.5   Persons.

                Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                1.2.6   Modifications to Documents.

                Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                1.2.7   From, To and Through.

                Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                1.2.8   Shall; Will.

                References to "shall" and "will" are intended to have the same meaning.

        1.3     Accounting Principles.

                Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.8.1 [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 7.2 based upon Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower's financial statements at that time.

2.      REVOLVING CREDIT FACILITY

        2.1     Revolving Credit Commitment.

                Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Bank agrees to make Revolving Credit Loans to Borrower at any time or from time to time on or after the date hereof to the Expiration Date in an aggregate outstanding amount not to exceed the Commitment or the Borrowing Base, whichever is less. Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

        2.2     Commitment Fees.

                Accruing from the date hereof until the Expiration Date, Borrower agrees to pay to Bank, as consideration for such Bank's Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to 0.625% per annum (computed on the basis of a year of 360 days) on the average daily difference between the amount of (i) the Commitment and the (ii) the sum of Revolving Credit Loans outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each quarter after the date hereof and on the Expiration Date or upon acceleration of the Note.

        2.3     Revolving Credit Loan Requests.

                Except as otherwise provided herein, Borrower may from time to time prior to the Expiration Date request Bank to make Revolving Credit Loans, by delivering to Bank, not later than 10:00 a.m., Pittsburgh time, one (1) Business Day prior to the proposed Borrowing Date a duly completed request therefor substantially in the form of Exhibit E or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans, which shall be in integral multiples of $100,000.

        2.4     Revolving Credit Note.

                The Obligation of Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of Bank in a face amount equal to the Commitment.

        2.5     Use of Proceeds.

                The proceeds of the Revolving Credit Loans shall be used for general and corporate working capital purposes and in accordance with Section
7.1.10 [Use of Proceeds].

3.      INTEREST RATE, PAYMENT

        3.1     Interest Rate.

                Except as set forth in Section 3.2.1, Revolving Credit Loans shall bear interest, on the average daily balance thereof, at a fluctuating rate per annum (computed on the basis of a year of 360 days) equal to the Base Rate plus 1%, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

        3.2     Interest After Default.

                To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

               3.2.1  Obligations.

               Each Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Loans plus an additional 3% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                3.2.2   Acknowledgment.

                The Borrower acknowledges that the increase in rates referred to in this Section 3.2 reflects, among other things, the fact that such Revolving Credit Loans or other amounts have become a substantially greater risk given their default status and that Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank.

4.      PAYMENTS


        4.1     Payments.

                All payments and prepayments to be made in respect of principal, interest, Commitment Fees or other fees or amounts due from Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to Bank at the Principal Office in U.S. Dollars and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Revolving Credit Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

        4.2     Interest Payment Dates.

                Interest on Revolving Credit Loans shall be due and payable in arrears on the first Business Day of each month after the date hereof and on the Expiration Date or upon acceleration of the Note. Interest on the principal amount of each Revolving Credit Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

        4.3     Voluntary Prepayments.

                4.3.1   Right to Prepay.

                The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty.

                Whenever Borrower desires to prepay any part of the Revolving Credit Loans, it shall provide a prepayment notice to Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans setting forth the following information:

                (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                (b) the total principal amount of such prepayment, which shall not be less than $100,000.

                All prepayment notices shall be irrevocable. The principal amount of the Revolving Credit Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

5.      REPRESENTATIONS AND WARRANTIES

        5.1     Representations and Warranties.

                Borrower represents and warrants to Bank as follows:

                5.1.1   Organization and Qualification.

                Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                5.1.2   Capitalization and Ownership.

                The authorized capital stock of Borrower consists of 30,000,000 shares of common stock and 2,000,000 of preferred stock of which 7,737,216 shares of common stock and 168,751 shares of Preferred Stock are issued and outstanding and are owned as indicated on Schedule 5.1.2. All of the outstanding shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 5.1.2.

                5.1.3   Power and Authority.

                Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                5.1.4   Validity and Binding Effect.

                This Agreement has been duly and validly executed and delivered by Borrower, and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of Borrower which is or will be a party thereto on and after its date of delivery thereof, enforceable against Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                5.1.5   No Conflict.

                Other than as set forth on Schedule 5.1.5, neither the execution and delivery of this Agreement or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted under the Loan Documents).

                5.1.6   Litigation.

                There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in any Material Adverse Change. Borrower is not in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

                5.1.7   Title to Properties.

                The real property owned or leased by Borrower is described on
Schedule 5.1.7. Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                5.1.8   Financial Statements.

                        5.1.8.1 Historical Statements. The Borrower has delivered to Bank copies of its audited year-end financial statements for and as of the end of the fiscal year ended December 31, 1998 (the "Annual Statements"). In addition, Borrower has delivered to Bank copies of its unaudited interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended March 31, 1999 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by Borrower's management, are correct and complete and fairly represent the consolidated financial condition of Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                        5.1.8.2 Financial Projections. The Borrower has delivered to Bank financial projections of Borrower for the period of calendar year 1999 derived from various assumptions of Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Borrower's management. The Financial Projections accurately reflect the liabilities of Borrower upon consummation of the transactions contemplated hereby as of the Closing Date.

                        5.1.8.3 Accuracy of Financial Statements. Borrower does not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Borrower which could reasonably be expected to cause a Material Adverse Change. Since December 31, 1998, no Material Adverse Change has occurred.

                5.1.9   Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

                        5.1.9.1 General.

                Borrower intends to use the proceeds of the Revolving Credit Loans in accordance with Section 2.5.

                        5.1.9.2 Margin Stock.

                Borrower does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Revolving Credit Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Borrower does not hold or intend to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of Borrower is or will be represented by margin stock.

                        5.1.9.3 Section 20 Subsidiaries.

                Borrower does not intend to use and shall not use any portion of the proceeds of the Revolving Credit Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of Borrower or any Affiliate of Borrower.

                5.1.10 Full Disclosure.

                Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results). There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to Bank prior to or at the date hereof in connection with the transactions contemplated hereby.

                5.1.11 Taxes.

                All federal, state, local and other tax returns required to have been filed with respect to Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower for any period.

                5.1.12 Consents and Approvals.

                Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by Borrower.

                5.1.13 No Event of Default; Compliance with Instruments.

                No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. Other than as set forth in Schedule 5.1.13, Borrower is not in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to constitute a Material Adverse Change.

                5.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

                Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by Borrower, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of Borrower are listed and described in the Intellectual Property Security Agreement.

                5.1.15 Security Interests.

                The Liens and security interests granted to Bank pursuant to the Intellectual Property Security Agreement, and the Security Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, and recordation of the Intellectual Property Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of Bank will have been taken, and there will be upon execution and delivery, the Intellectual Property Security Agreement, and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other reasonable expenses in connection with each such action have been or will be paid by Borrower.

                5.1.16 Insurance.

                All insurance policies and other bonds to which Borrower is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower in accordance with prudent business practice in the industry of Borrower.

                5.1.17 Compliance with Laws.

                Borrower are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.22 Environmental Matters) in all jurisdictions in which Borrower is presently or will be doing business except where the failure to do so could reasonably be expected to constitute a Material Adverse Change.

                5.1.18 Material Contracts; Burdensome Restrictions.

                Other than as set forth on Schedule 5.1.18, all material contracts of Borrower are valid, binding and enforceable upon Borrower and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to Borrower's knowledge, with respect to parties other than Borrower. Borrower is not bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

                5.1.19 Investment Companies; Regulated Entities.

                Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

Borrower is not subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                5.1.20 Intentionally Omitted.

                5.1.21 Employment Matters.

                Borrower is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. To Borrower's knowledge, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of Borrower which in any case would constitute a Material Adverse Change.

                5.1.22 Environmental Matters.

                (a) Borrower has not received any Environmental Complaint from any Official Body or private Person alleging that Borrower or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C.
Section 9601, et seq., and Borrower has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to Borrower's knowledge, threatened Environmental Complaints relating to Borrower or, to any Borrower's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                (b) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance in any material respect with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to Borrower's knowledge, at, on or under adjacent property, that prevent compliance in any material respect with the Environmental Laws at any of the Property.

                (c) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance in all material respects with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a material breach of or otherwise not a violation of the Environmental Laws.

                (d) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. To Borrower's knowledge, there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                (e) Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of its business as presently conducted. Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

                (f) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance, in all material respects with the Environmental Laws.

                5.1.22 Year 2000. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the risk that certain computer applications used by Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any Material Adverse Change.

                5.1.23 ERISA. Borrower does not have any employee benefit arrangements subject to the provisions of ERISA and has not in the past, nor does it currently have set up for the benefit of Borrower's employees, any Plan.

6.      CONDITIONS OF LENDING

        The obligation of Bank to make Revolving Credit Loans hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the making of any such Revolving Credit Loans and to the satisfaction of the following further conditions:

        6.1     First Loans.

                On the Closing Date:

                6.1.1 Officer's Certificate.

                The representations and warranties of Borrower contained in
Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to Bank a certificate of Borrower, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower, to each such effect.

                6.1.2 Secretary's Certificate.

                There shall be delivered to Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of Borrower, certifying as appropriate as to:

                (a) all action taken by Borrower in connection with this Agreement and the other Loan Documents;

                (b) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such officers, on which Bank may conclusively rely; and

                (c) copies of its organizational documents, including its certificate of incorporation and bylaws, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

                6.1.3 Delivery of Loan Documents.

                The Note, the Intellectual Property Security Agreement, and the Security Agreement shall have been duly executed and delivered to Bank, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares.

                6.1.4 Opinion of Counsel.

                There shall be delivered to Bank a written opinion of Wilson, Sonsini, Goodrich and Rosati, counsel for Borrower (who may rely on the opinions of such other counsel as may be acceptable to Bank), dated the Closing Date and in form and substance satisfactory to Bank and its counsel:

                (a) as to the matters set forth in Exhibit I; and

                (b) as to such other matters incident to the transactions contemplated herein as Bank may reasonably request.

                6.1.5 Legal Details.

                All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Bank and counsel for Bank, and Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Bank and said counsel, as Bank or said counsel may reasonably request.

                6.1.6 Payment of Fees.

                The Borrower shall have paid or caused to be paid to Bank to the extent not previously paid all commitment and other fees accrued through the Closing Date and the costs and expenses for which Bank are entitled to be reimbursed.

                6.1.7 Officer's Certificate Regarding MACs.

                Since December 31, 1998, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of Borrower; and there shall have been delivered to Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower to each such effect.

                6.1.8 No Violation of Laws.

                The making of the Revolving Credit Loans shall not contravene any Law applicable to Borrower or Bank.

                6.1.9 No Actions or Proceedings.

                No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                6.1.10 Insurance Policies; Certificates of Insurance; Endorsements.

                Borrower shall have delivered evidence acceptable to Bank that adequate insurance in compliance with Section 7.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of Borrower's casualty insurance policy or policies evidencing coverage satisfactory to Bank, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to Bank and its counsel naming Bank as additional insured, mortgagee and lender loss payee.

                6.1.11 Filing Receipts.

                Bank shall have received (1) copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of Bank on the Collateral or other satisfactory evidence of such recordation and filing and (2) evidence in a form acceptable to Bank that such Lien constitutes a Prior Security Interest in favor of Bank and a valid and perfected first priority Lien.

                6.1.12 Landlord's Waiver.

                Borrower shall have delivered, or undertaken its best efforts to deliver, an executed Landlord's Waiver in substantially the form of Exhibit F from the lessor for each leased Collateral location, as listed on Schedule A to the Security Agreement.

                6.1.13 Warrant.

                Bank shall have received the Warrant, duly executed by Borrower;

                6.1.14 Amendment

                Bank shall have received a duly executed amendment to the current investor/registration rights agreement providing Bank with registration rights for the shares issuable upon exercise of the Warrant.

                6.1.15 Equity Funding

                Bank shall have received all documents it may reasonably request evidencing the equity funding to be closed prior to, concurrently with, or soon after the Closing Date.

        6.2     Each Additional Revolving Credit Loan.

                At the time of making any Revolving Credit Loans other than Revolving Credit Loans on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of Borrower contained in Section 5 and in the other Loan Documents shall be true on and as of the date of such additional Revolving Credit Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Revolving Credit Loans shall not contravene any Law applicable to Borrower or Bank; and Borrower shall have delivered to Bank a duly executed and completed Loan Request as the case may be.

7.      COVENANTS

        7.1     Affirmative Covenants.

        Borrower covenants and agrees that until payment in full of the Revolving Credit Loans, and interest thereon, satisfaction of all of Borrower's other Obligations under the Loan Documents and termination of the Commitments, Borrower shall comply at all times with the following affirmative covenants:

                7.1.1 Preservation of Existence, Etc.

                Borrower shall maintain its legal existence as a corporation and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section
7.2.6 [Liquidations, Mergers, Etc.] and where the failure to do so could not reasonably expected to result in a Material Adverse Change.

                7.1.2 Payment of Liabilities, Including Taxes, Etc.

                Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of Borrower or which would affect the Collateral, provided that Borrower will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                7.1.3 Maintenance of Insurance.

                Borrower shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by Bank. At the request of Bank, Borrower shall deliver to Bank (x) on the Closing Date and annually thereafter an original certificate of insurance signed by Borrower's independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to Borrower. Such policies of insurance shall contain special endorsements, in form and substance acceptable to Bank, which shall (i) specify Bank as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of Borrower and not that of the insured, (ii) provide that the interest of Bank shall be insured regardless of any breach or violation by Borrower of any warranties, declarations or conditions contained in such policies or any action or inaction of Borrower or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $500,000 shall be adjusted with and payable to Borrower and that all insurance proceeds for losses of $500,000 or more shall be adjusted with and payable to Bank, (vi) include effective waivers by the insurer of all claims for insurance premiums against Bank, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by Bank of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. Borrower shall notify Bank promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by Bank constituting insurance proceeds or condemnation proceeds may, at the option of Bank, (i) be applied by Bank to the payment of the Revolving Credit Loans in such manner as Bank may reasonably determine, or (ii) be disbursed to Borrower on such terms as are deemed appropriate by Bank for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                7.1.4 Maintenance of Properties and Leases.

                Borrower shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                7.1.5 Maintenance of Intellectual Property Collateral.

                Borrower shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business in accordance with prudent business practices as determined by Borrower and if the failure so to maintain the same would constitute a Material Adverse Change.

                7.1.6 Visitation Rights.

                Subject to Borrower's reasonable security and confidentiality requirements, Borrower shall permit any of the officers or authorized employees or representatives of Bank to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as Bank may reasonably request, provided that Bank shall provide Borrower with reasonable notice prior to any visit or inspection, provided, further that such inspections shall be limited to twice per fiscal year so long as no Event of Default has occurred.

                7.1.7 Keeping of Records and Books of Account.

                Borrower shall maintain and keep proper books of record and account which enable Borrower to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                7.1.8 Intentionally Omitted.

                7.1.9 Compliance with Laws.

                Borrower shall comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                7.1.10 Use of Proceeds.

                The Loan Parties will use the proceeds of the Revolving Credit Loans only for (i) general corporate purposes and for working capital, (ii) to finance Permitted Acquisitions, or (iii) to repay and terminate Indebtedness outstanding under that certain credit facility with Silicon Valley Bank.

                7.1.11 Further Assurances.

                Borrower shall, from time to time, at its reasonable expense, faithfully preserve and protect Bank's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as Bank in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

                7.1.12 Principal Depository. After the Closing Date, Borrower shall maintain its principal operating accounts with Bank. There shall be no minimum balance requirements. Borrower shall set up a lock box arrangement with Bank for the receipt of Accounts and Borrower agrees to execute all documentation required by Bank for that purpose.

                7.1.13 New Equity. Borrower shall receive a new equity infusion [from the issuance of Series D Preferred Stock] of not less than $2,000,000 on or before August 1, 1999.

        7.2     Negative Covenants.

                Borrower covenants and agrees that until payment in full of the Revolving Credit Loans and interest thereon, satisfaction of all of Borrower's other Obligations hereunder and termination of the Commitments, Borrower shall comply with the following negative covenants:

                7.2.1 Indebtedness.

                Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, except the following ("Permitted Indebtedness"):

                (a) Indebtedness under the Loan Documents;

                (b) Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1;

                (c) Capitalized and operating leases as and to the extent permitted under Section 7.2.15 [Capital Expenditures and Leases];

                (d) Indebtedness secured by Purchase Money Security Interests and for the purchase of certain equipment (with the consent of Bank) not exceeding $3,500,000 including amounts allowed under (b) and (c) above;

                (e) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

                (f) Indebtedness secured by Permitted Liens;

                (g) Other Indebtedness not otherwise permitted hereunder not exceeding $250,000 in the aggregate outstanding at any time; and

                (h) Extensions, modifications, amendments, refinancings and restatements of any of the Permitted Indebtedness listed above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

                7.2.2 Liens.

                Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                7.2.3 Guaranties.

                Borrower shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person.

                7.2.4 Loans and Investments.

                Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                (a) trade credit extended on usual and customary terms in the ordinary course of business;

                (b) advances to employees to meet expenses incurred by such employees in the ordinary course of business and loans to employees, officers and directors relating to the purchase of equity securities of Borrower pursuant to its employee stock purchase plan or agreements approved by Borrower's Board of Directors, but not in excess of an aggregate total of $250,000;

                (c) Permitted Investments; and

                (d) loans and investments, other than those set forth in (i) through (iii) above which in the aggregate do not exceed $500,000 per annum.

                7.2.5 Dividends and Related Distributions.

                Other than dividend obligations to holders of preferred stock, Borrower shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests. Borrower may pay cash dividends so long as an Event of Default does not exist after giving effect to such payment.

                7.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                Borrower may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition") up to an aggregate amount of $1,000,000, provided that each of the following requirements is met:

                (a) if Borrower is acquiring the ownership interests in such Person, such Person shall execute such documentation as Bank may reasonably require to join this Agreement on or before the date of such Permitted Acquisition;

                (b) Borrower, such Person and its owners, as applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and execute such documentation as Bank may reasonably require on or before the date of such Permitted Acquisition;

                (c) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if Borrower shall use any portion of the Revolving Credit Loans to fund such Permitted Acquisition, Borrower also shall have delivered to Bank written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition,

                (d) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by Borrower or reasonably related thereto and shall comply with Section 7.2.10 [Continuation of or Change in Business],

                (e) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition,

                (f) Borrower shall demonstrate that it shall be in compliance with the covenants contained in Sections 7.2.16, 7.2.17, 7.2.18 and 7.2.19 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit G evidencing such compliance.

                (g) the Consideration paid by Borrower for all Permitted Acquisitions made during the current fiscal year Borrower shall not exceed $1,000,000 and the aggregate of the Consideration paid by Borrower for such Permitted Acquisition and all other Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed $1,000,000; and

                (h) Borrower shall deliver to Bank at least five (5) Business Days after such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by Borrower in connection with such Permitted Acquisition and shall deliver to Bank such other information about such Person or its assets as Borrower may reasonably require.

                (i) for Permitted Acquisitions in excess of $1,000,000, Borrower must obtain the prior written consent of Bank.

                7.2.7 Dispositions of Assets or Subsidiaries.

                Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests), except:

                (a) transactions involving the sale of inventory in the ordinary course of business;

                (b) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of Borrower's business;

                (c) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.15 [Capital Expenditures and Leases], provided such substitute assets are subject to Bank's Prior Security Interest;

                (d) any sales, transfers or leases of assets, other than those specifically excepted pursuant to clauses (a) through (c) above, which in the aggregate do not exceed $500,000 per year and any other sales or leases of assets which are approved by Bank; or

                (e) transfers of nonexclusive licenses of Borrower in the ordinary course of business if such transfer does not result in Bank's reasonable opinion, in a material reduction in the value of Bank's Intellectual Property Collateral and such transfer does not cause a Material Adverse Change. Notwithstanding the foregoing, Borrower shall not transfer its nonexclusive licenses to Illinois Superconductor, Conductis, SCT or SSI without Bank's prior written consent.

                7.2.8 Affiliate Transactions.

                Borrower shall not enter into or carry out any material transaction (including purchasing property or services from or selling property or services to any Affiliate of Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to Bank and is in accordance with all applicable Law.

                7.2.9 Subsidiaries, Partnerships and Joint Ventures.

                Borrower shall not own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor, provided that Bank shall have consented to such formation and joinder and that such Subsidiary and Borrower, as applicable, shall grant and cause to be perfected first priority Liens to Bank for the benefit of Bank in the assets held by, and stock of or other ownership interests in, such Subsidiary. Borrower shall not become or agree to
(1) become a general or limited partner in any general or limited partnership,
(2) become a member or manager of, or hold a limited liability company interest in, a limited liability company.

                7.2.10 Continuation of or Change in Business.

                Borrower shall not engage in any business other than the manufacture and marketing of wireless component products and HTS related products or a business reasonably related thereto, substantially as conducted and operated by Borrower during the present fiscal year, and Borrower shall not permit any material change in such business.

                7.2.11 Intentionally Omitted.

                7.2.12 Fiscal Year.

                Borrower shall not change its fiscal year from its current fiscal year without giving Bank prior written notice.

                7.2.13 Intentionally omitted

                7.2.14 Changes in Organizational Documents.

                Borrower shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents without providing at least ten
(10) calendar days' prior written notice to Bank and, in the event such change would cause a Material Adverse Change, obtaining the prior written consent of Bank.

                7.2.15 Capital Expenditures and Leases.

                Borrower shall not make any payments exceeding $2,500,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $333,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

                7.2.16 Maximum Leverage Ratio.

                Borrower shall not at any time permit the ratio of total liabilities of Borrower to Tangible Net Worth to exceed 0.75:1 at all times.

                7.2.17 Maximum Loss and Minimum Profitability.

                Borrower shall not permit the loss for any one quarter to exceed the amount set forth for the period specified below:

                      Quarter Ending                    Loss Amount
                      --------------                    -----------
               March 31, 1999                          ($2,700,000)
               June 30, 1999                           ($2,450,000)
               September 30, 1999                      ($1,850,000)
               December 31, 1999                         ($850,000)

Thereafter, Borrower shall not permit any two consecutive quarter losses.

                7.2.18 Minimum Tangible Net Worth.

                The Borrower shall not at any time permit Tangible Net Worth to be less than the following amounts during the following periods:

                        Period                                       Amount
                        ------                                       ------
            Closing Date through June 29, 1999                           $5,800,000
            June 30, 1999 - September 29, 1999                           $6,550,000
            September 30, 1999 - December 30, 1999                       $5,200,000
            December 31, 1999 - March 30, 1999                           $4,800,000
            Thereafter                                   $4,800,000 plus 100% of new
                                                         equity and 75% of net income

The above requirements shall automatically increase by 100% of any new equity raised prior to December 31, 1999 in excess of $3,000,000. The covenant includes the equity infusion of $2,900,000 which occurred prior to the Closing Date.

                7.2.19 Minimum Quick Ratio.

                Borrower shall not at any time permit the ratio of Quick Assets to current liabilities to be less than 0.60:1.0, from the Closing Date through June 29, 1999; 0.95:1 from June 30, 1999 through September 29, 1999; 0.90:1 from
September 30, 1999 through December 30, 1999; 0.80:1 from December 31, 1999 through March 30, 2000 and 1.00:1 thereafter.

        7.3     Reporting Requirements.

                Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitments, Borrower will furnish or cause to be furnished to Bank:

                7.3.1 Monthly Financial Statements.

                As soon as available and in any event within twenty (20) calendar days after the end of each calendar month, Borrower's financial statements, consisting of a balance sheet as of the end of such month and related statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                7.3.2 Quarterly Financial Statements.

                As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Borrower, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year and Borrower shall also deliver all reports filed on form 10-Q filed with the Securities and Exchange Commission.

                7.3.3 Annual Financial Statements.

                As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower consisting of a balance sheet as of the end of such fiscal year, and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to Bank and Borrower shall deliver all reports filed on Form 10-K with the Securities and Exchange Commission. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of Borrower under any of the Loan Documents. Borrower shall deliver with such financial statements and certification by its accountants a letter of such accountants to Bank substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.4 [Certificate of Borrower] with respect to such financial statements and (ii) to the effect that Bank is intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize Borrower to deliver such reports and certificate to Bank on such accountants' behalf.

                7.3.4 Certificate of Borrower.

                Concurrently with the financial statements of Borrower furnished to Bank pursuant to Sections 7.3.2 [Quarterly Financial Statements] and 7.3.3 [Annual Financial Statements], a certificate of Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower, in the form of Exhibit G, to the effect that, except as described pursuant to Section 7.3.5 [Notice of Default], (i) the representations and warranties of Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and Borrower have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                7.3.5 Notice of Default.

                Promptly after any officer of Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower setting forth the details of such Event of Default or Potential Default and the action which Borrower proposes to take with respect thereto.

                7.3.6 Notice of Litigation.

                Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against Borrower which relate to the Collateral, involve a claim or series of claims in excess of $250,000 or which if adversely determined would constitute a Material Adverse Change.

                7.3.7 Certain Events.

                Written notice to Bank:

                (a) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(d),

                (b) within the time limits set forth in Section 7.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of Borrower; and

                (c) at least thirty (30) calendar days prior thereto, with respect to any change in Borrower's locations from the locations set forth in
Schedule 1 to the Security Agreement.

                7.3.8 Budgets, Forecasts, Other Reports and Information.

                Promptly upon their becoming available to Borrower:

                (a) the annual budget and any forecasts or projections of Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                (b) any reports including management letters submitted to Borrower by independent accountants in connection with any annual, interim or special audit,

                (c) any reports, notices or proxy statements generally distributed by Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                (d) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Borrower with the Securities and Exchange Commission,

                (e) a copy of any order in any proceeding to which Borrower is a party issued by any Official Body, and

                (f) such other reports and information as Bank may from time to time reasonably request.

The Borrower shall also notify Bank promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                7.3.9 Borrowing Base Certificate. Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a responsible officer in substantially the form of Exhibit H hereto together with aged listings of accounts receivable and accounts payable.

8.      DEFAULT

                8.1 Events of Default.

                An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                8.1.1 Payments Under Loan Documents.

                The Borrower shall fail to pay any principal of any Revolving Credit Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on any Revolving Credit Loan or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

                8.1.2 Breach of Warranty.

                Any representation or warranty made at any time by Borrower herein or by Borrower in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                8.1.3 Breach of Negative Covenants or Visitation Rights.

                Borrower shall default in the observance or performance of any covenant contained in Section 7.1.6 [Visitation Rights] or Section 7.2 [Negative Covenants];

                8.1.4 Breach of Other Covenants.

                Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by Bank in its sole discretion);

                8.1.5 Defaults in Other Agreements or Indebtedness.

                A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which Borrower may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                8.1.6 Final Judgments or Orders.

                Any final judgments or orders for the payment of money in excess of $250,000 in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                8.1.7 Loan Document Unenforceable.

                Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                8.1.8 Uninsured Losses; Proceedings Against Assets.

                There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $250,000 or the Collateral or Borrower's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

                8.1.9 Notice of Lien or Assessment.

                A notice of Lien or assessment in excess of $250,000 which is not a Permitted Lien is filed of record with respect to all or any part of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                8.1.10 Insolvency.

                Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                8.1.11 Intentionally Omitted.

                8.1.12 Cessation of Business.

                Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 [Liquidations, Mergers, Etc.] or
7.2.7 or 7.2.10, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty
(30) days after the entry thereof;

                8.1.13 Change of Control.

                (a) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 30% or more of the voting capital stock of Borrower (with the exception of the Hillman Company and Wilmington Securities); or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the board of directors of Borrower;

                8.1.14 Involuntary Proceedings.

                A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                8.1.15 Voluntary Proceedings.

                Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

        8.2     Consequences of Event of Default.

                8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                If an Event of Default specified under Sections 8.1.1 through
8.1.13 shall occur and be continuing, Bank shall be under no further obligation to make Revolving Credit Loans and Bank may, by written notice to Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of Borrower to Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to Bank for the benefit of Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

                8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                If an Event of Default specified under Section 8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, Bank shall be under no further obligations to make Revolving Credit Loans hereunder and the unpaid principal amount of the Revolving Credit Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of Borrower to Bank hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                8.2.3 Suits, Actions, Proceedings.

                If an Event of Default shall occur and be continuing, and whether or not Bank shall have accelerated the maturity of Revolving Credit Loans pursuant to any of the foregoing provisions of this Section 8.2, Bank, if owed any amount with respect to the Revolving Credit Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Bank; and

                8.2.4 Application of Proceeds.

                From and after the date on which Bank has taken any action pursuant to this Section 8.2 and until all Obligations of Borrower have been paid in full, any and all proceeds received by Bank from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by Bank, shall be applied as follows:

                (a) first, to reimburse Bank for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by Bank in connection with realizing on the Collateral or collection of any Obligations of any of Borrower under any of the Loan Documents, including advances made by Bank or any one of them or Bank for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                (b) second, to the repayment of all Indebtedness then due and unpaid of Borrower to Bank incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as Bank may determine in its discretion; and

                (c) the balance, if any, as required by Law.

                8.2.5 Other Rights and Remedies.

                In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. Bank may exercise all post-default rights granted to Bank under the Loan Documents or applicable Law.

        8.3     Notice of Sale.

                Any notice required to be given by Bank of a sale, lease, or other disposition of the Collateral or any other intended action by Bank, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

        8.4     No Implied Waivers; Cumulative Remedies; Writing Required.

                No course of dealing and no delay or failure of Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of Bank under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

        8.5     Reimbursement and Indemnification of Bank by Borrower; Taxes.

                The Borrower agrees unconditionally upon demand to pay or reimburse to Bank and to save Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for Bank except with respect to (a) and (b) below), incurred by Bank
(a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Bank hereunder or thereunder, provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from Bank's gross negligence or willful misconduct, or (B) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by Bank to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to save Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

        8.6     Holidays.

                Whenever payment of a Revolving Credit Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

        8.7     Notices.

                All notices, requests, demands, directions and other communications (as used in this Section 8.7, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 8.7 hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to Bank shall not be effective until received.

        8.8    Severability.

               The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

        8.9     Governing Law.

                This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

        8.10    Prior Understanding.

                This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

        8.11    Duration; Survival.

                All representations and warranties of Borrower contained herein or made in connection herewith shall survive the making of Revolving Credit Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by Bank, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and 8.5 [Reimbursement of Bank by Borrower; Etc.], shall survive payment in full of the Loans and termination of Commitment.

        8.12    Successors and Assigns.

                (a) This Agreement shall be binding upon and shall inure to the benefit of Bank, Borrower and their respective successors and assigns, except that Borrower may assign or transfer any of its rights and Obligations hereunder or any interest herein. Bank may make assignments of or sell participations in all or any part of the Revolving Credit Loans made by it to one or more banks or other entities.

        8.13    Exceptions.

                The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

        8.14    CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 8.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH PARTY

WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. BORROWER AND BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                     SUPERCONDUCTOR TECHNOLOGIES, INC.
/s/ James G. Evans, Jr.                     By: /s/ M. Peter Thomas
Secretary                                   Title: President, Chief Executive Officer
Superconductor Technologies, Inc

[Seal]

                                            PNC BANK, NATIONAL ASSOCIATION



                                            By: Gregory Cote
                                            Title: Vice President

                                   EXHIBIT A

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Intellectual Property Security Agreement (the "Agreement") is made as of June 18, 1999 by and between Superconductor Technologies, Inc., a Delaware corporation ("Grantor"), and PNC Bank, National Association, a national banking association ("Secured Party").

                                    RECITALS

        A. Secured Party has agreed to lend to Grantor certain funds (the "Loan"), and Grantor desires to borrow such funds from Secured Party pursuant to the terms of a Credit Agreement dated as of the date hereof, between Grantor and Secured Party (the "Credit Agreement").

        B. In order to induce Secured Party to make the Loan, Grantor has agreed to grant a first priority security interest in certain intangible property to Secured Party for the benefit of Secured Party for purposes of securing the obligations of Grantor to Secured Party.

        NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

        1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor's obligations and liabilities of every nature, now or hereafter existing, under or arising out of or in connection with the Credit Agreement or otherwise, and all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations, together with the Underlying Debt, being the "Secured Obligations"), Grantor hereby assigns, transfers, conveys and grants to Secured Party, a first priority security interest, as security, in and to Grantor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Intellectual Property Collateral"):

                (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof that is created by Grantor, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Copyrights");

                (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                (c) Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

                (d) All patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");

                (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");

                (f) Right to the proceeds (excluding attorneys' and other professional and expert fees and expenses) arising from any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue on behalf of and collect such damages for said use or infringement of the intellectual property rights identified above;

                (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                (h) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                Notwithstanding the foregoing, the security interest herein shall not extend to and the term "Intellectual Property Collateral" shall not include any contracts, permits or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) any contracts or licenses of Borrower, or any permits of Borrower, if and to the extent such contract, license or permit contains restrictions on assignments and the creation of any liens, or under which such an assignment or lien would cause a default to occur under such contract, license or permit (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law, including the Bankruptcy Code, or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Intellectual Property Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further in all cases that the Intellectual Property Collateral shall include any proceeds of the foregoing.

        2. Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security agreement.

        3. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

                (a) Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business;

                (b) Other than as set forth in schedule 3 hereto, performance of this Agreement does not conflict with or result in a breach of any agreement to which Grantor is party or by which Grantor is bound.

                (c) During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses as permitted under Section 7.2.7(e) of the Credit Agreement;

                (d) Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

                (e) Grantor shall promptly advise Secured Party of any change in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;

                (f) In accordance with its prudent business judgment, Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld.

                (g) Grantor shall promptly register with the United States Copyright Office (i) any software material to the business of Grantor developed or acquired by Grantor hereafter from time to time in connection with any product developed or acquired for sale or licensing and (ii) any major revisions or upgrades to such software, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party's interest in the Intellectual Property Collateral;

                (h) This Agreement creates in favor of Secured Party a valid security interest in the Intellectual Property Collateral in the United States listed on the Exhibits hereto securing the payment and performance of the obligations evidenced by the Credit Agreement and the Notes, and upon the filing of the UCC financing statements in the appropriate jurisdictions and making the filings referred to in clause (i) below, a perfected first priority security interest in such collateral;

                (i) Except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except for the filing of the UCC financing statements, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the U.S. or
(ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

                (j) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

                (k) Grantor shall not enter into any agreement that would impair or conflict with Grantor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts, and except that Grantor shall not be prohibited from granting non-exclusive licenses, or entering into marketing and distribution agreements in the normal course of its business.

                (l) Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of the Intellectual Property Collateral, the ability of Grantor to dispose of any Intellectual Property Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

        4. Secured Party's Rights. Secured Party shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days' notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 4.

        5. Inspection Rights. Subject to the Grantor's reasonable security and confidentiality requirements, Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours, any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto as often as may be reasonably requested, but not more than once in each calendar quarter if no Event of Default has occurred.

        6.      Further Assurances; Attorney in Fact.

                (a) On a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by Secured Party, to perfect Secured Party's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Intellectual Property Collateral.

                (b) Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                        (i) To modify, in its sole discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest; and

                        (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law.

        7. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Agreement:

                (a) An Event of Default occurs under the Credit Agreement; or

                (b) Grantor breaches any warranty or agreement made by Grantor in this Agreement and, as to any breach that is capable of cure, Grantor fails to cure such breach within ten (10) days of the occurrence of such breach.

        8. Remedies. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence and during the continuation of an Event of Default. Grantor will pay any reasonable expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral. All of Secured Party's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

        9. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party, each of its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and
(b) all losses or reasonable expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

        10. Reassignment. At such time as Grantor shall completely satisfy all of the Secured Obligations, Secured Party shall execute and deliver to Grantor all deeds, assignments and other instruments as may be necessary or proper to revest in Grantor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

        11. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

        12. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

        13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

        14. Governing Law and Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard for choice of law provisions. Grantor and Secured Party consent to the exclusive jurisdiction of any state court located in Allegheny County or federal court located in the Western District of Pennsylvania.

        15. Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for each such party to enter into a business relationship that each such party has already relied on this waiver in entering into this agreement ant that each such party will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that each such party has reviewed this waiver with its legal counsel, and that each such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Address of Grantor:                       Grantor:
460 Ward Drive, Suite F                   SUPERCONDUCTOR TECHNOLOGIES, INC.
Santa Barbara, CA 93111
                                          By: /s/ M. Peter Thomas
Attn:  James G. Evans
                                          Title: President, Chief Executive Officer


Address of Secured Party:                 Secured Party:

1000 Westlakes Drive, Suite 200           PNC BANK, NATIONAL ASSOCIATION
Berwyn, PA 19312
Attn:  Gregory M. Cote                    By: Gregory Cote

                                          Title: Vice President

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE


$ 2,500,000                                     Pittsburgh, Pennsylvania
                                                June 18, 1999

        FOR VALUE RECEIVED, the undersigned, SUPERCONDUCTOR TECHNOLOGIES, INC., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank") the lesser of (i) the principal sum of Two Million Five Hundred Thousand U.S. Dollars (U.S. $ 2,500,000), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Credit Agreement dated as of June 18, 1999, between the Borrower, and Bank (the "Credit Agreement"), whichever is less, payable on the Expiration Date.

        The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower as provided in the Credit Agreement.

        Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note at a rate per annum equal to 300 hundred basis points (3% per annum) above the rate of interest otherwise applicable with respect to such loans. Such interest rate will accrue before and after any judgment has been entered.

        Interest on this Revolving Credit Note will be payable at the times which shall be determined in accordance with the provisions of the Credit Agreement.

        If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

        Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Bank located at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, in lawful money of the United States of America in immediately available funds.

        This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

        All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

        Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

        This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

        This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Pennsylvania without giving effect to its conflicts of law principles.

        IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized officers with the intention that it constitute a sealed instrument.

                                            SUPERCONDUCTOR TECHNOLOGIES, INC.



                                            By: /s/ M. Peter Thomas


                                            Title: President, Chief Executive
                                            Officer



[Seal]

                                    EXHIBIT C


                               SECURITY AGREEMENT


        This Security Agreement (this "Agreement") is entered into as of June 18, 1999, by and between Superconductor Technologies, Inc., a Delaware corporation (the "Borrower"), and PNC Bank, National Association (the "Bank").

                             PRELIMINARY STATEMENTS

        A. Borrower and Bank have entered into a Credit Agreement of even date herewith (said Credit Agreement, as it may hereafter be amended from time to time, being the "Credit Agreement," the terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which Bank has made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Borrower.

        B. It is a condition precedent to the initial extensions of credit by Bank under the Credit Agreement that Borrower shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce Bank to make the Loans under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Bank as follows:

        1. Grant of Security. Borrower hereby assigns to the Bank and hereby grants to Bank, a security interest in all of Borrower's right, title and interest in and to the property described on Exhibit A attached hereto, whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"); provided, however, that the security interest herein shall not extend to and shall not include any contracts, permits or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) any contracts or licenses of Borrower, or any permits of Borrower, if and to the extent such contract, license or permit contains restrictions on assignments and the creation of any liens, or under which such an assignment or lien would cause a default to occur under such contract, license or permit (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law, including the Bankruptcy Code, or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further in all cases that the Intellectual Property Collateral shall include any proceeds of the foregoing.

        2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations and liabilities of every nature of Borrower to Bank, now or hereafter existing, under or arising out of or in connection with the Credit Agreement or any other Loan Documents, and all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Bank as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Borrower now or hereafter existing under this Agreement (all such obligations, together with the Underlying Debt, being the "Secured Obligations").

        3. Borrower Remains Liable. Anything contained herein to the contrary notwithstanding, (a)

Borrower shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Bank of any of its rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Bank shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

        4. Representations and Warranties. Borrower represents and warrants as follows:

                (a) Ownership of Collateral. Except as set forth in Schedule 4 hereto and except for the security interest created by this Agreement and the Permitted Liens, Borrower owns the Collateral free and clear of any lien, mortgage, security interest, legal or equitable charge, pledge, deed of trust or other encumbrance. Except as set forth in Schedule 4 hereto and except such as may have been filed in favor of Bank relating to this Agreement and the Permitted Liens, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

                (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in
Schedule 1 annexed hereto.

                (c) Office Locations. The chief place of business, the chief executive office and the office where Borrower keeps its records regarding its Accounts is, and has been for the four month period preceding the date hereof, located at 460 Ward Drive, Suite F, Santa Barbara, CA 93111-2310.

                (d) Fictitious Names. Borrower does not do any business under any trade-name or fictitious business name.

                (e) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for either (i) the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower or (ii) the perfection of or the exercise by Bank of its rights and remedies hereunder, other than such actions and filings as have already been taken.

                (f) Enforceability. Except for and upon the filing of the financing statements required to perfect the Bank's security interest hereunder, and except for and upon the filings contemplated by the Intellectual Property Security Agreement, to the extent such perfection can be effected by such filings, all actions necessary to ensure the validity and enforceability of Bank's Lien on the Collateral, including as against any bona fide purchaser for value, have been duly taken.

                (g) Other Information. All information heretofore, herein or hereafter supplied to Bank by or on behalf of Borrower with respect to the Collateral is (or, as to hereafter supplied information, will be) accurate and complete in all material respects, and with respect to such information prepared by a third party, to the best knowledge of Borrower, such information is accurate and complete in all material respects.

        5. Further Assurances.

                (a) Borrower agrees that from time to time, at its expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (i) if any Account shall be evidenced by a promissory note or other instrument (excluding checks), having a face value in excess of Fifty Thousand Dollars ($50,000) deliver and pledge to Bank hereunder such note or instrument, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Bank; (ii) execute and file such financing or continuation statements, or amendments thereto, or such other instruments or notices, as may be necessary or desirable, or as Bank may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(iii) at any reasonable time subject to Borrower's reasonable security and confidentiality requirements, exhibit the Collateral to and allow inspection of the Collateral by Bank, or persons designated by Bank in accordance with the terms of the Credit Agreement but not more than once in each calendar quarter if no Event of Default has occurred; and (iv) at Bank's request, appear in and defend any action or proceeding that may affect Borrower's title to or Bank's security interest in all or any part of the Collateral.

                (b) Borrower hereby authorizes Bank to file, register or record such documents as may be appropriate to protect Bank's security interest in the Collateral, relative to all or any part of the Collateral without the signature of Borrower. Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Borrower shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                (c) Borrower will furnish to Bank from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Bank may reasonably request, all in reasonable detail.

        6. Covenants of Borrower. Borrower shall:

                (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral where violation is reasonably likely to have a material adverse effect on Bank's rights in the Collateral or the value of the Collateral or Bank's ability to foreclose on the Collateral;

                (b) notify Bank of any change in Borrower's name, identity or corporate structure within 15 days of such change;

                (c) give Bank 30 days' prior written notice of any change in Borrower's chief place of business, chief executive office or residence;

                (d) if Bank gives value to enable Borrower to acquire rights in or the use of any Collateral (as specified in writing by Bank to Borrower at the time of the giving of such value), use such value for such purposes; and

                (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith or failure to make payment thereof would not materially adversely affect Bank's rights in the Collateral; provided that Borrower shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Borrower or any of the Collateral as a result of the failure to make such payment.

        7. Special Covenants With Respect to Equipment and Inventory. Borrower shall:

                (a) other than "mobile goods" (as defined in the Pennsylvania Uniform Commercial Code) keep the Equipment and Inventory at the places specified on Schedule 1 annexed hereto or, upon 30 days' prior written notice to Bank, at such other places in jurisdictions where all action that may be reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Bank to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                (b) cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection (c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end except to the extent Borrower has determined that such Equipment is not materially important to the conduct of its business. Borrower shall promptly furnish to Bank a statement respecting any material loss or damage to any of the Equipment;

                (c) keep correct and accurate records of the Inventory, in accordance with good business practices, including itemizing Borrower's cost therefor and (where applicable) the current list prices for the Inventory; and

                (d) f any Inventory is in possession or control of any of Borrower's agents or processors, upon the occurrence of an Event of Default, instruct such agent or processor to hold all such Inventory for the account of Bank and subject to the instructions of Bank.

        8. Insurance.

                (a) Borrower shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in which it has an interest in such amounts, against such risks, in such form and with such insurers as is customary for similarly situated businesses. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy shall in addition name the Borrower and Bank as insured parties thereunder (without any representation or warranty by or obligation upon Bank) as their interests may appear and have attached thereto a loss payable clause reasonably acceptable to Bank that shall (i) contain an agreement by the insurer that if an Event of Default has occurred, any loss thereunder shall be payable to Bank notwithstanding any action, inaction or breach of representation or warranty by Borrower, (ii) provide that there shall be no recourse against Bank for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to Bank by the insurer. Borrower shall, if so requested by Bank, deliver to Bank original or duplicate policies of such insurance and, as often as Bank may reasonably request (but no more frequently than once per year, unless there is a change in the policy or the insurer), a report of a reputable insurance broker with respect to such insurance. Further, Borrower shall, at the request of Bank, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

                (b) Payments for claims issued by any liability insurance maintained by Borrower pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this
Section 8 is not applicable, Borrower shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Borrower pursuant to this Section 8 shall be paid to Borrower as reimbursement for the costs of such repairs or replacements.

                (c) Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Bank as specified in Section 18.

        9. Special Covenants with respect to Accounts and Related Contracts.

                (a) Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts at the location specified in Section 4 or, upon 30 days' prior written notice to Bank, at such other location in a jurisdiction where all action that may be reasonably necessary in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Bank to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Borrower will hold and preserve such records and, subject to the terms of the Credit Agreement, will permit representatives of Bank, during normal business hours and subject to reasonable prior notice and Borrower's reasonable security and confidentiality requirements, to inspect and make abstracts from such records, and Borrower agrees to render to Bank, at Borrower's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided that such inspections shall take place no more than once in each calendar quarter, so long as no Event of Default has occurred. Promptly upon the request of Bank, Borrower shall deliver to Bank complete and correct copies of each Related Contract.

                (b) Borrower shall, for not less than 3 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all material documentation relating thereto.

                (c) Except as otherwise provided in this subsection (c), Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower under the Accounts and Related Contracts. In connection with such collections, Borrower may take such action as Borrower or Bank may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Bank shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Bank, and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Borrower thereunder directly to Bank, to notify each person maintaining a lockbox or similar arrangement to which Account Debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lock box or other arrangement directly to Bank and, upon such notification and at the expense of Borrower, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Borrower might have done. After receipt by Borrower of the notice from Bank referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Borrower in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Bank hereunder, shall be segregated from other funds of Borrower and shall be forthwith paid over or delivered to Bank in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon. If the Event of Default giving rise to the exercise of such remedies by Bank shall be cured or waived, then Bank shall reinstate the Borrower's collection rights with respect to such Accounts.

        10. Reserved.

        11. Reserved.

        12. License of Patents, Trademarks, Copyrights, etc. Borrower hereby assigns, transfers and conveys to Bank, for the benefit of Bank, effective upon the occurrence of any Event of Default, the irrevocable, nonexclusive right and license to use all trademarks, trade names, copyrights, patents or technical processes owned or used (to the extent that Borrower has the right to assign such property not owned by it) by Borrower that relate to the Collateral and any other collateral granted by Borrower as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Bank to use, possess and realize on the Collateral for the benefit of Bank and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Bank and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower.

        13. Transfers and Other Liens. Borrower shall not:

                (a) except to the extent permitted in the Credit Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

                (b) except for the security interest created by this Agreement, and except to the extent permitted in the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

                15. Bank Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints Bank as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Bank or otherwise, from time to time in Bank's discretion to take any action and to execute any instrument that Bank may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation: (a) to sign and file on behalf of Borrower any financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; (b) to receive, endorse and collect any drafts or instruments; (c) upon the occurrence and during the continuation of an Event of Default, to obtain and adjust insurance required to be maintained by Borrower or paid to Bank pursuant to Section 8; (d) upon the occurrence and during the continuation of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;
(e) upon the occurrence and during the continuation of an Event of Default, to receive, endorse and collect any documents and chattel paper in connection with clauses (a) and (c) above; (f) upon the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Bank with respect to any of the Collateral; (g) upon the occurrence and during the continuation of an Event of Default, to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Bank in its reasonable discretion, any such payments made by Bank to become obligations of Borrower to Bank, due and payable immediately without demand; (h) upon the occurrence and during the continuation of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and (i) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Bank were the absolute owner thereof for all purposes, and to do, at Bank's option and Borrower' expense, at any time or from time to time, all acts and things that Bank reasonably deems necessary to protect, preserve or realize upon the Collateral and Bank's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

        15. Bank May Perform. If Borrower fails to perform any agreement contained herein, Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of Bank incurred in connection therewith shall be payable by Borrower under Section 19.

        16. Standard of Care. The powers conferred on Bank hereunder are solely to protect its interest and the interest of Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, and other non-waivable duties imposed by applicable law, Bank shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Bank shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Bank accords its own property.

        17. Remedies. If any Event of Default shall have occurred and be continuing, Bank may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of Bank forthwith, assemble all or part of the Collateral as directed by Bank and make it available to Bank at a place to be designated by Bank that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Bank deems appropriate, (d) take possession of Borrower's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Borrower's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and
(e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Bank's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Bank may deem commercially reasonable. Bank may be the purchaser of any or all of the Collateral at any such sale and Bank shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Bank at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of (i) the time and place of any public sale or (ii) the time after which any private sale is to be made shall constitute reasonable notification. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed there for, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives any claims against Bank arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Bank accepts the first offer received and does not offer such Collateral to more than one offeree, provided Bank acted in a commercially reasonable manner. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Borrower shall be liable to the maximum extent permitted by applicable law for the deficiency and the fees of any attorneys employed by Bank to collect such deficiency.

        18. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may in the discretion of Bank, be held by Bank for the benefit of Bank as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Bank against, the Secured Obligations in the following order of priority:

        FIRST: To the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to Bank and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Bank in connection therewith, and all amounts for which Bank is entitled to indemnification hereunder and all advances made by Bank hereunder for the account of Borrower, and to the payment of all reasonable costs and expenses paid or incurred by Bank in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19;

        SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Bank shall elect; and

        THIRD: To the payment to or upon the order of Borrower, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        19. Indemnity and Expenses.

                (a) Borrower agrees to indemnify Bank and Banks from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Bank's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                (b) Borrower will pay to Bank upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Bank may incur in connection with
(i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Bank hereunder, or (iv) the failure by Borrower to perform or observe any of the provisions hereof.

        20. Amendments, etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Borrower here from, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        21. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraph, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to Borrower or Bank, at its address set forth on the signature pages hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S. mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively.

        22. Failure or Indulgence Not Waiver. Remedies Cumulative. No failure or delay on the part of Bank in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        23. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        24. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        25. Governing Law; Terms. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Pennsylvania, except as required by mandatory provision of law and except to the extent that the validity or perfection of the security interest hereunder or remedies hereunder in respect of any particular collateral are governed by the laws of a jurisdiction other than that State of Pennsylvania. Unless otherwise defined herein or in the Credit Agreement, terms used in Division 9 of the Pennsylvania Uniform Commercial Code are used herein as therein defined.

        26. Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this agreement shall be brought in any state court in Allegheny County or federal court of competent jurisdiction in the Western District of the State of Pennsylvania, and by execution and delivery of this agreement each such party accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement.

        27. Waiver of Jury Trial. Each party hereto hereby waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for each such party to enter into a business relationship, that each such party has already relied on this waiver in its related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. this waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        28. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed and delivered by their respective officers there unto duly authorized as of the date first written above.

                                            SUPERCONDUCTOR TECHNOLOGIES, INC.

                                            By: /s/ M. Peter Thomas

                                            Title: President, Chief Executive
                                            Officer

                                            Notice Address:

                                            460 Ward Drive, Suite F
                                            Santa Barbara, CA  93111
                                            Telephone:  (805) 683-7646
                                            Facsimile:  (805) 967-0342
                                            Attention:  James G. Evans

                                            BANK:

                                            PNC BANK, NATIONAL ASSOCIATION

                                            By: Gregory Cote

                                            Title: Vice President

                                            Notice Address:

                                            1000 Westlakes Drive, Suite 200
                                            Berwyn, PA 19312
                                            Telephone: (610) 725-5714
                                            Facsimile: (610) 725-5799
                                            Attention: Gregory M. Cote

                                    EXHIBIT A
                               SECURITY AGREEMENT

        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

        (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (any and all such equipment, parts and accessions being the "Equipment");

        (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above (all such inventory, accessions and products being the "Inventory");

        (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, tax refunds, payments of insurance, rights to receive dividends, distributions, cash, instruments and other property in respect of or exchange for pledged shares or other equity interests, and rights to payment of any kind;

        (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing (any and all such accounts, contract rights, royalties, license rights and other forms of obligations being the "Accounts," and any and all such credit insurance, guaranties and security agreements being the "Related Contracts");

        (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired;

        (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        (g) Borrower's books relating to any of the foregoing, and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

        Notwithstanding the foregoing, the security interest herein shall not extend to and shall not include any contracts, permits or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) any contracts or licenses of Borrower, or any permits of Borrower, if and to the extent such contract, license or permit contains restrictions on assignments and the creation of any liens, or under which such an assignment or lien would cause a default to occur under such contract, license or permit (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law, including the Bankruptcy Code, or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrower shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; provided further in all cases that the Intellectual Property Collateral shall include any proceeds of the foregoing.

                                    EXHIBIT D

 THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER
    THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT
OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
      CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                   WARRANT TO PURCHASE STOCK
Corporation:                   SUPERCONDUCTOR TECHNOLOGIES, INC.,
                               a Delaware corporation
Number of Shares:              62,500
Class of Stock:                Common
Initial Exercise Price:        $3.00
Issue Date:                    June 18, 1999
Expiration Date:               June 18, 2004

        THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, PNC BANK, NATIONAL ASSOCIATION ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth herein and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1. EXERCISE

        1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 0, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2 Conversion Right. In lieu of exercising this Warrant as specified in
Section 0, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 0.

        1.3 No Rights As Shareholder. This Warrant does not entitle Holder to any voting rights as a shareholder of the Company prior to the exercise hereof.

        1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

        1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at Holder's expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

                1.7.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                1.7.2 Assumption of Warrant. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

                1.7.3 Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and the Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warranty shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter the Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 0 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

        2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

        3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall use commercially reasonable efforts to give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

        3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

        3.4 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit A, if attached.

ARTICLE 4. MISCELLANEOUS.

        4.1 Term; Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

        4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

        4.4 Transfer Procedure. Subject to the provisions of Section 0, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

        4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

                                            "COMPANY"


                                            SUPERCONDUCTOR TECHNOLOGIES, INC.

                                            By:  /s/ M. Peter Thomas
                                               ---------------------------------
                                            Name:  M. Peter Thomas
                                                 -------------------------------
                                            Title: President, Chief Executive
                                            Officer